Exhibit 99.1

For Immediate Release

TIAA-CREF Names Roger W. Ferguson, Jr. President and Chief Executive Officer,
succeeding Herbert M. Allison, Jr.

TIAA Appoints Ronald L. Thompson Chairman

Ferguson former head of financial services at Swiss Re, member of executive committee and chairman of Swiss Re America Holding Corporation; former vice chairman of Federal Reserve Board of Governors

Thompson TIAA board member since 1995; former chairman and chief executive officer of Midwest Stamping and Manufacturing Company

Company manages more than $435 billion in assets; serves 3.4 million individuals and more than 15,000 institutions

NEW YORK, April 3, 2008 – The Trustees of the Teachers Insurance and Annuity Association (TIAA) have named Roger W. Ferguson, Jr., president and chief executive officer and appointed Ronald L. Thompson chairman of the TIAA board. Mr. Ferguson and Mr. Thompson succeed Herbert M. Allison, Jr., who is retiring. All changes become effective April 14, 2008.

Mr. Ferguson comes to TIAA-CREF from Swiss Re where he was head of financial services, a member of the executive committee and chairman of Swiss Re America Holding Corporation. He was responsible for Swiss Re's proprietary asset management unit, which managed approximately $200 billion in assets, and oversaw the capital management and advisory group, as well as the credit risk underwriting unit. Prior to Swiss Re, Mr. Ferguson was vice chairman of the Board of Governors of the U.S. Federal Reserve System.

Mr. Thompson joined the TIAA Board of Trustees in 1995 and currently serves as its Presiding Trustee. He served as chairman and chief executive officer of Midwest Stamping and Manufacturing Company from 1993 to 2005.

TIAA-CREF is the leading retirement system for people who work in the academic, research, medical and cultural fields with more than $435 billion in combined assets under management. The company serves 3.4 million active and retired employees of more than 15,000 institutions. Beyond the choices available through retirement plans, TIAA-CREF offers the Intelligent Life series of easy-to-understand life insurance products; traditional and Roth IRAs; and flexible, premium-deferred variable annuities and single-premium immediate annuities. TIAA-CREF is number 80 on Fortune’s list of America’s largest corporations (as of April 30, 2007).

Speaking on behalf of the TIAA board, Ronald L. Thompson, Presiding Trustee, said, “TIAA-CREF is transforming to meet the current and future needs of its individual and institutional clients. Under Herb Allison’s strong leadership, the company has substantially broadened products and advisory services, continued to achieve outstanding investment performance, and further strengthened its financial position. Herb also instituted an extensive risk management program, which the company is currently benefiting from during this period of great market volatility. I am honored to accept the chairmanship of a company with such rich history and a tradition of excellence. Roger Ferguson, by virtue of his broad experience in strategic management, financial services and economic policy, is the ideal person to build on the company’s progress. Together with the trustees and TIAA-CREF’s employees, Roger will lead the organization and its expanded possibilities for service and growth in fulfillment of the company’s mission.”

“Roger’s experience and expertise make him a superb choice to lead TIAA-CREF’s work to uphold its mission by focusing on clients’ needs,” said Herb Allison. “He assumes leadership of our company at a pivotal moment. The organization has made important changes that are producing significant results. These advances will allow the company to accelerate growth opportunities and ultimately provide greater value to clients. I would like to thank TIAA-CREF’s employees, whose creativity, dedication and professionalism have enabled us to progress so rapidly. Their values are what most differentiate TIAA-CREF’s service to clients.”

“I am honored to assume leadership of an organization with such an inspiring mission and legacy of performance for clients,” said Mr. Ferguson. “This is a challenging time for individuals, who want assurance that their retirement plans can stay on course through economic uncertainty and for retirement-plan sponsors, who are providing benefits to their employees while fulfilling more exacting obligations in managing their retirement plans. In the years ahead, we will remain focused on clients’ needs by building on TIAA-CREF’s 90 years of helping individuals achieve financial security and aiding institutions as they uphold their fiduciary obligations. We also will build upon the advantages of choice, value, objective advice, investment performance, staying power and integrity that together distinguish TIAA-CREF from other financial companies and that have been so effectively nurtured by Herb Allison and his predecessors.”

Important changes producing significant results

In recent years, TIAA-CREF has taken steps to offer clients a wider range of financial products and services that broaden their investment choices and help them make sound financial decisions. As a result of these steps:

  TIAA-CREF is satisfying retirement plan sponsors’ need for expanded funds and accounts, with nearly 1,000 plans having added non-proprietary mutual funds on TIAA-CREF’s platform, in addition to TIAA-CREF annuity accounts and funds.

  The company’s proprietary fund/account offering has expanded from 19 in 2003 to 73 today, in addition to institutional separate accounts, and to 297 third-party funds from 72 fund families.

  98% of TIAA-CREF institutional clients who have moved their plans to the company’s new open investment platform have taken advantage of TIAA- CREF’s expanded offerings.

  The company is positioned to help plan sponsors meet expanded reporting requirements that take effect in 2009 as a result of new regulations governing the operation of 403(b) plans.

  TIAA-CREF has created several new annuity products, such as a stable value annuity and an annuity with features that provide institutional clients greater control over their fund offering. In addition, the company has developed best-in-class lifecycle funds that are continually enhanced.

  TIAA-CREF also offers planned giving services for colleges, universities and other non-profits via Kaspick & Company, the nation’s leading provider of such services, which TIAA-CREF acquired in October 2006.

  TIAA-CREF also is more accessible to clients, who can speak with a TIAA-CREF consultant in one of 60 local offices or via telephone.

TIAA-CREF has developed one of the leading retirement plan advisory services.

  More than 80% of individual clients who have used TIAA-CREF’s Wealth Management service, launched in 2004, rate the service “better or much better” than comparable services offered by competitors.i

  For individual investors, TIAA-CREF now features personalized, holistic investment advice, which Forbes magazine called “the most extensive personalized workplace advice,” which TIAA-CREF delivers via consultants who receive no sales commissions as part of their total compensation.ii

The company continues to strengthen its commitment to consistent, long-term investment growth.

  More than 70% of TIAA-CREF’s funds and annuity accounts have exceeded their Morningstar median for the past 3 and 5 years (as of December 31, 2007).iii

  The company has maintained effective risk management that has helped TIAA-CREF to largely avoid losses in the debt markets that other financial firms have experienced.

Since 2002, TIAA-CREF has added to its financial strength.

  This has allowed the company to remain one of only three U.S. insurance companies to receive the highest rating from all major insurance rating agencies.iv

  Overall, assets under management grew from $264 billion in 2002 to more than $435 billion (as of December 31, 2007), while legacy costs companywide were reduced more than $300 million (through 2006).

In addition, since 2002, TIAA-CREF has won more institutional mandates than ever before, in direct competition with other firms.

Biographical information about Roger W. Ferguson, Jr.

Mr. Ferguson, 57, was appointed chairman of Swiss Re America Holding Corporation in June 2006. In October 2006 he was appointed head of financial services at Swiss Re and became a member of the company’s executive committee.

Before joining Swiss Re, Mr. Ferguson served as vice chairman of the Board of Governors of the U.S. Federal Reserve System. He joined the Federal Reserve in 1997, and became Vice Chairman in 1999. He was a voting member of the Federal Open Market Committee, served as chairman of the Financial Stability Forum, and chaired Federal Reserve Board committees on banking supervision and regulation, payment system policy and reserve bank oversight. In 2001, Mr. Ferguson led the Federal Reserve’s immediate response to the terrorist attack on September 11.

Prior to joining the Federal Reserve Board, Mr. Ferguson was an Associate and Partner at McKinsey & Company from 1984 to 1997. From 1981 to 1984, he was an attorney at the New York City office of Davis Polk & Wardwell, where he worked on syndicated loans, public offerings, mergers and acquisitions, and new product development.

Mr. Ferguson received a Ph.D. in economics in 1981, a J.D. in 1979 and a B.A. in economics in 1973, all from Harvard University.

He is a member of the Board of Overseers of Harvard University and of the Board of Trustees of the Institute for Advanced Study. He is also a member of the Council on Foreign Relations and the Group of Thirty.

Biographical information about Ronald L. Thompson

Mr. Thompson, 57, was chairman and chief executive officer of Midwest Stamping and Manufacturing Company from 1993 to 2005. He has taught at Old Dominion University, Virginia State University and the University of Michigan. Mr. Thompson serves on the board of Washington University in St. Louis. He earned a B.B.A. from the University of Michigan and an M.S. and Ph.D. from Michigan State University.

Biographical information about Herbert M. Allison, Jr.

Mr. Allison, 64, has been chairman, president, and chief executive officer of TIAA-CREF since November 2002. He joined TIAA-CREF after a 28-year career at Merrill Lynch & Co., Inc., where he last served as president and chief operating officer until 1999. He serves on the Advisory Board of the Yale School of Management, the Advisory Council of Stanford Business School, and the board of directors of The Conference Board. He is the Chair of the Business-Higher Education Forum and is a member of both the Business Roundtable and the Financial Services Roundtable. Mr. Allison holds a B.A. from Yale College and an M.B.A. from Stanford University. He served four years as an officer in the U.S. Navy, including a year in Vietnam.

About TIAA-CREF

TIAA-CREF is a national financial services organization with more than $435 billion in combined assets under management (as of December 31, 2007) and is the leading provider of retirement services in the academic, research, medical and cultural fields. Further information can be found at www.tiaa-cref.org.

Contact

Chad Peterson
212-916-4808
cpeterson@tiaa-cref.org

i TIAA-CREF internal customer survey data, 2007.
ii “Got to Have a Plan,” Forbes, December 10, 2007. TIAA-CREF consultants are compensated through a salary plus incentive program that emphasizes client service excellence.
iii The Morningstar median represents the midpoint of an index of comparable funds/accounts (grouped according to factors such as objective and asset class). Relative performance over other periods may vary. For more complete information about TIAA-CREF performance and rankings, visit our website at www.tiaa-cref.org/performance.
iv A++, A.M. Best Company (as of 6/07); AAA, Fitch Ratings (as of 5/07); Aaa, Moody’s Investors Service (as of 5/07); AAA, Standard & Poor’s (as of 7/07) – the highest possible ratings from these independent analysts. These ratings do not apply to variable annuities, mutual funds, or any other product or service not fully backed by TIAA’s/TIAA-CREF Life’s claims-paying ability.

All TIAA-CREF investment products are subject to market risk and other risk factors, including the possible loss of principal. Past performance is no guarantee of future results.

You should consider the investment objectives, risks, charges and expenses carefully before investing. Please call 877-518-9161, or go to www.tiaa-cref.org for a current prospectus that contains this and other information. Please read the prospectus carefully before investing.

TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc., members FINRA, distribute securities products. Advisory services are provided by Advice and Planning Services, a division of TIAA-CREF Individual & Institutional Services, LLC, a registered investment advisor. Insurance and annuity products issued by TIAA (Teachers Insurance and Annuity Association), New York, NY and TIAA-CREF Life Insurance Co., New York, NY.